DEBT EQUITY CONVERSION

THIS DEBT EQUITY CONVERSION AGREEMENT made this 16th day of November 2012 by and between Gigantic Parfums LLC ("Gigantic") of 1250 E Hallandale Beach Boulevard, Suite 402 Hallandale Beach, Florida 33009 and Adrenalina Incorporated, a Nevada Corporation, of 1250 East Hallandale Beach Boulevard, Suite 402 Hallandale Beach, Florida 33009 (hereinafter "Adrenalina").

W I T N E S E T H

WHEREAS, Adrenalina is Nevada Corporation with its principal office located in Broward County, Florida; and

WHEREAS, Gigantic has lent to Adrenalina funds in the amount as set forth below; and

WHEREAS, Gigantic and Adrenalina are each desirous of converting Adrenalina's obligation to Gigantic from debt to restricted shares of voting common stock of Adrenalina in accordance with the terms and conditions set forth below.

NOW THERFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties as follows:

1. **RECITALS.** The above recitals are true and correct in all respects.

2. **AMOUNT LENT TO ADRENALINA.** Adrenalina owes to Gigantic as a result of a funds advanced by Gigantic to Adrenalina, subject to the terms of this Agreement the sum of Nine Hundred Sixty Thousand 00/100 ($960,000.00) Dollars. ("The Debt Obligation").

3. **CONVERSION PRICE.** Gigantic and Adrenalina agree that the price per share of each restricted share of voting common stock ("the Stock") to be issued by Adrenalina to Gigantic shall be $1.00 of fully paid and assessed share.

4. **CONVERSION OF DEBT OBIGATION TO SHARES OF COMMONS STOCK OF ADRENALINA.** Gigantic agrees to convert its respective Debt Obligations due ($960,000) from Adrenalina into restricted shares of voting common stock of Adrenalina. Gigantic agrees that in converting his Debt Obligation due from Adrenalina, that it is waiving and forgoing any and all accrued but unpaid interest that is due from Adrenalina as related to the Debt Obligation. Upon the issuance of the stock to Gigantic in the amount as set forth below, Gigantic agrees that this Debt Obligation due from Adrenalina shall be paid in full. Gigantic agrees to execute any and all documents that are necessary, may be required or as requested to confirm the cancellation of this Debt Obligation. Further, Gigantic agrees to return to Adrenalina each and every document which Adrenalina may have executed and delivered to Gigantic evidencing such Debt Obligation. The Debt Obligation of Gigantic shall be converted into Nine Hundred Sixty Thousand (960,000) shares of Stock.

5. **ISSUANCE OF SHARES.** Adrenalina agrees to and shall issue the Stock listed in paragraph 4 to Gigantic upon following:
   a. The execution of this Agreement by Gigantic; and
   b. The approval of the board of directors of Adrenalina to the issuance of the Stock to Gigantic in conversion of it's Debt Obligation.

6. **REPRESENTATION AND ACKNOWLEDGMENTS**
   A. Gigantic represents, warrants and acknowledges to Adrenalina the following in connection with the shares of the Stock being issued:
      i. That it acknowledges that the amount listed in Paragraph 2, as due and owing by Adrenalina to it is true, correct and accurate.
      ii. That it agrees it is the holder of its respective debt obligation free and clear of all liens, judgments, pledges, mortgages or other encumbrances;
      iii. That it has the full right and authority to convert the Debt Obligation to shares of Stock without the consent or approval of any third party;
      iv. That it shall execute such documents as may be requested or required in connection with this Agreement; and

v. That it agrees that it will be receiving unregistered restricted shares of the voting common stock of Adrenalina in exchange for the Debt Obligation.

B. Adrenalina represents warrants and acknowledges to Gigantic the following in connection with the conversion of Gigantic Debt Obligation to shares of Stock:

i. Adrenalina acknowledges and confirms that it has taken all necessary corporate action to authorize the appropriate officers of Adrenalina to enter into this Agreement, the issuance of share of Stock to Gigantic in the amounts as set forth above. Adrenalina shall provide and authorizing resolution authorizing the appropriate officer to execute this Agreement and the necessary transfer documents;

ii. The shares of Stock being issued by Adrenalina shall be restricted shares of voting common stock that are fully paid and assessed; and

iii. Adrenalina has available in treasury shares or unissued shares to issue the Stock to Gigantic and has the full right and authority to issue the Stock.

7. **Transfer of Shares.**

A. Gigantic will execute documents that will satisfy the Debt Obligation. A form of Satisfaction is attached hereto as Exhibit A.

B. Adrenalina shall transfer and issue to Gigantic a stock certificate in the form attached hereto as Exhibit B, for the Stock to be issued Gigantic.

8. **Joinder.** That no third party is required to join in the Agreement to convert the Debt Obligation into the Stock.

9. **Effective Date and Term.** This Agreement shall be effective as of the date executed by all parties hereto.

10. **Closing.** The closing of this transaction shall be on or before 16th day of November 2012 at the offices of Adrenalina at 1250 East Hallandale Beach Boulevard, Suite 402

Hallandale Beach, Florida 33009. At closing, Gigantic, and Adrenalina shall each deliver the following document:

A. Gigantic shall deliver to the Adrenalina or its agent the following:

i. All documents executed by Adrenalina evidencing the Debt Obligation.

ii. All such other documents as may be necessary to consummate this transaction including those documents.

B. Adrenalina shall deliver to Gigantic at closing:

i. Corporate Resolution authorizing the issuance of the Stock.

ii. All such documents as may be necessary to consummate this transaction including those documents required.

iii. Instructions for the transfer agent to issue the Stock to Gigantic.

11. **<u>SECURITIES LAWS AND REGULATIONS.</u>**

A. SECURITIES WARRANTIES

i. By executing this Agreement, Adrenalina and Gigantic acknowledge that pursuant to the terms of this Agreement that Gigantic is acquiring securities. With respect to such acquisition, Gigantic makes the following representations, warranties and agreements:

a. Gigantic represents and warrants that the Stock being received pursuant to this Agreement will be held for investment.

b. Gigantic is experienced in the industry in which Adrenalina conducts its business. Prior to executing this Agreement, Gigantic has made an investigation of Adrenalina and its business and has made available all information with respect to Adrenalina and its

business that needed to make an informed decision to execute this agreement and thereby obligate itself to acquire the stock being issued. Moreover, Gigantic has had, to its satisfaction the opportunity to examine the books and records of Adrenalina, to ask questions of the management of Adrenalina to judge the profitability of the Adrenalina's business. With respect to the Stock being acquired pursuant to this Agreement, Gigantic understands and agrees to take the risk that changes may occur in the industry in which Adrenalina conducts its business, or the economy in general, that would, but for Gigantic's contractual obligations hereunder, cause Gigantic to refrain from acquiring or agreeing to acquire the shares of common stock.

c. With respect to the Stock being issued to Gigantic, Gigantic understands that:

I. Gigantic will bear the economic risk of any investment in Adrenalina for an indefinite period of time because the stock has not been registered under the Securities Act of 1993 or any state securities laws, and, therefore, cannot be sold unless they are subsequently registered or unless exemptions from such registration requirements are available; and

II. Each certificate will bear a legend in substantially the following form:

The securities represented by this certificate are not registered under the Securities Act of 1933 (the "Act") or the Blue Sky laws of any state, and the Stock may not be offered, sold, transferred, pledged or assigned in the absence of and effective registration under the act, or an opinion of owner's counsel satisfactory to counsel for the issuer that such offer, sale, transfer, pledge or assignment does not involve a violation of the Act, or the Blue Sky laws of any state having jurisdiction.

12. **Venue.** Gigantic and Adrenalina agree that in the event of any disputes regarding this agreement, venue for all actions shall be in Broward County, Florida.

13. **Other Instruments.** The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the terms of this Agreement.

14. **Invalidity.** If any one or more the provisions contained in this Agreement for any reasons are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions thereof, and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. **Counterparts**. This agreement may be executed in any numbers of counterparts and each of such counterparts shall be deemed to be an original and shall have the same force and effect as if it alone had been executed by the parties.

16. **Waiver of Breach.** A waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

17. **Heading.** The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in constructing the terms of this Agreement.

18. **Litigation.** In the event litigation is required to enforce any provision under this Agreement, the prevailing party shall be entitled to receive attorney fees and cost arising from said litigation, including those attorneys fees and cost uncured through any and all appeals, whether or not suit is instituted.

19. **Binding Effect.** This Agreement shall insure to the benefit of and be binging upon the parties hereto, their respective successors, legal representatives and assigns.

20. **Entire Agreement.** This Agreement contains the entire understanding of the parties and such understanding may not be modified or terminated except in writing signed by the parties.

21. **Amendment.** This Agreement may be emend or modified by the parties only by a written instrument executed by the parties, with the same formalities as this Agreement.

22. **Notice.** Except as may be otherwise specifically provided in this Agreement, all notices required permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered, or certified mail, return receipt requested, addressed to the parties as follows:

To: Gigantic:	1250 E Hallandale Beach Blvd STE 402 Hallandale Beach, Florida 33009 Attention: President
To: Adrenalina:	1250 E Hallandale Blvd STE 402 Halladale Beach, FL 33009 Attention: CEO

23. **Governing Law.** This Agreement shall be construed and governed in accordance with the laws of the state of Florida.

24. **Non-Recording and Confidentiality.** Neither this Agreement nor any memorandum thereof may be recorded in any public records, and the parties hereto agree to use best efforts to maintain the confidentiality of this agreement. This provision shall be ineffective in the event of any litigation arising from or relating to this Agreement and shall not prohibit disclosure of this Agreement or the terms thereof to the extent required by the governmental authority.

25. **Facsimile signatures.** Facsimile signatures of the parties affixed to this Agreement shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

WITNESSES **ADRENALINA INCORPORATED**

Ilia Lekach, CEO

Gigantic Parfums, LLC

Rudford Hamon, President